(Letterhead of Bongiovanni & Associates)


                                               555 S. Powerline Road
                                       Pompano Beach, Florida 33069

(954) 975-9601 Office
(954) 979-6695 fax

To the Board of Directors and Stockholders:
Quick TV, Inc.

January 14, 2003

Gentlemen:

We hereby consent to the use of our audit reports of Quick TV, Inc. and David and Joan, LLC dated December 13, 2002 for the years ended December 31, 2001 and 2000 in the Form 10-SB of Quick TV, Inc. dated January 14, 2003.






/s/ Bongiovanni & Associates
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